CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-6 (“Registration Statement”) (File No. 333-149636) of our reports dated March 19, 2010 and April 26, 2010, relating to the financial statements of Phoenix Life Variable Universal Life Account and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

April 29, 2010